UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

THE HILLSHIRE BRANDS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Supplement to the Proxy Statement dated September 14, 2012 for the

Annual Meeting of Stockholders of The Hillshire Brands Company

to be Held on Thursday, October 25, 2012

October 10, 2012

On September 14, 2012, The Hillshire Brands Company (the “Company”) filed a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with its 2012 Annual Meeting of Stockholders to be held on Thursday, October 25, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company is requesting that the stockholders of the Company approve The Hillshire Brands Company 2012 Long-Term Incentive Stock Plan (the “2012 Plan”), as set forth in Proposal 4 of the Proxy Statement. A copy of the 2012 Plan is attached as Appendix A to the Proxy Statement.

After filing the Proxy Statement, the Company’s Board of Directors approved an amendment to the 2012 Plan (the “Amendment”) to clarify that options to purchase shares of the Company’s common stock and SARs that are awarded under the 2012 Plan are not eligible to earn dividends or dividend equivalents, or interest on such dividends or dividend equivalents. The text of the Amendment is included as Annex A to this Supplement. Other than the amendment described above, all other terms of the 2012 Plan remain the same as described in the Proxy Statement.

The 2012 Plan, as amended, will be presented for stockholder approval at the Annual Meeting and effectiveness of the 2012 Plan remains subject to receipt of such approval. If a stockholder returns his or her proxy card or votes via the Internet or by telephone at any time (either before or after the date of this Supplement) indicating “FOR” Proposal 4, such vote will constitute a vote in favor of Proposal 4, as amended by this Supplement. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date, via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot. If any stockholder would like a new proxy or has any questions, he or she should contact LaShurn Purnell, Shareholder Services, The Hillshire Brands Company, 3500 Lacey Road, Downers Grove, Illinois 60515, or at (630) 598-8176.

The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

Kent B. Magill

Executive Vice President, General Counsel and

Corporate Secretary

Annex A

FIRST AMENDMENT TO THE HILLSHIRE BRANDS COMPANY

2012 LONG-TERM INCENTIVE STOCK PLAN

WHEREAS, on September 12, 2012 the Board of Directors of The Hillshire Brands Company (the “Company”) approved the Company’s 2012 Long-Term Incentive Stock Plan (the “2012 Plan”), subject to approval by the Company’s stockholders at the Company’s annual meeting of stockholders scheduled for October 25, 2012; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the 2012 Plan to clarify that options to purchase shares of common stock and SARs that are awarded under the 2012 Plan are not eligible to earn dividends or dividend equivalents, or interest on such dividends or dividend equivalents.

NOW, THEREFORE, BE IT RESOLVED, that the 2012 Plan hereby is amended to delete the first sentence of Article 7 in its entirety and replace it with the following sentence: “The Committee may provide that any Stock Awards under the Plan (i.e., excluding Options and SARs) earn dividends or dividend equivalents, and interest on such dividends or dividend equivalents.”

FURTHER RESOLVED, that except as expressly provided in this First Amendment, all other terms and conditions of the 2012 Plan remain in full force and effect, without modification.